      As filed with the Securities and Exchange Commission on June 2, 2000

                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               GENSYM CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                              04-2932756
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

125 CAMBRIDGEPARK DRIVE, CAMBRIDGE, MA                          02140
(Address of Principal Executive Offices)                     (Zip Code)

                           2000 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                PATRICK COURTIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               GENSYM CORPORATION
                            125 CAMBRIDGEPARK DRIVE
                              CAMBRIDGE, MA  02140
                    (Name and Address of Agent for Service)

                                 (617) 547-2500
         (Telephone Number, Including Area Code, of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
       Title of
      Securities                                Offering                                 Amount of
        to be                Amount              Price              Aggregate           Registration
      Registered        to be Registered       Per Share            Offering                 Fee
----------------------  -----------------  ------------------     --------------       ---------------
 Common Stock,            800,000 shares             $3.375(1)     $2,700,000(1)            $713
 $.01 par value
------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on May 30, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Registrant's 1999 Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which such person is or is threatened to be made a party by reasons of such position, if such person shall have acted in good faith and in a manner believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breach of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for any monetary damages for any breach of fiduciary duty as a director.

     Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against such director or officer by virtue of his position as a director or officer of the Registrant if such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if such director or officer of the Registrant acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite such adjudication but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, such person shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by such person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at such person's request, upon receipt of an undertaking by the director or officer to repay the amount if it is ultimately determined that such person is not entitled to indemnification.

     Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Registrant carries a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     ITEM 8.  EXHIBITS.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     ITEM 9.  UNDERTAKINGS.

     1.  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts on June 1, 2000.

                                  GENSYM CORPORATION

                                  By: /s/ Patrick Courtin
                                     --------------------------------------
                                     Patrick Courtin
                                     President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Gensym Corporation, hereby severally constitute and appoint Patrick Courtin and Jeffrey Weber, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Gensym Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                             Title                         Date
/s/ Patrick Courtin
----------------------------           President, Chief Executive     June 1, 2000
Patrick Courtin                        Officer and Director
                                       (Principal Executive Officer)
/s/ Jeffrey A. Weber
----------------------------           Chief Financial Officer,       June 1, 2000
Jeffrey A. Weber                       (Principal Financial Officer
                                       and Principal Accounting
                                       Officer)
/s/ Robert A. Degan
----------------------------           Director                       June 1, 2000
Robert A. Degan


----------------------------           Director                       June 1, 2000
Barry R. Gorsun

/s/ Lowell B. Hawkinson
----------------------------           Director                       June 1, 2000
Lowell B. Hawkinson


----------------------------           Director                       June 1, 2000
Theodore G. Johnson

----------------------------           Director                       June 1, 2000
John A. Shane

/s/ Thomas E. Swithenbank
----------------------------           Director                       June 1, 2000
Thomas E. Swithenbank

                                 EXHIBIT INDEX

Exhibit
Number                   Description
--------                 -----------

3.1 (1)   Amended and Restated Certificate of Incorporation of Registrant

3.2 (1)   Amended and Restated By-Laws of the Registrant

4.1 (2)   Specimen certificate for shares of the Registrant's common stock.

5.1       Opinion of Hale and Dorr LLP.

23.1      Consent of Hale and Dorr LLP (included in Exhibit 5.1).

23.2      Consent of Arthur Andersen LLP.

24.1      Power of Attorney (included in page II-6).



______________________________________________________________________________
(1) Incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.
(2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended (File No. 33-80727).